SCHEDULE 14A INFORMATION
DEFINITIVE NOTICE AND PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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National Health Investors, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NATIONAL HEALTH INVESTORS, INC.
NOTICE OF 13th ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2004
4:30 PM CDT

To Our Shareholders:

We cordially invite you to attend the Thirteenth Annual Meeting of the Shareholders (the "Meeting") of National Health Investors, Inc. ("NHI" or the "Company"). It will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Tuesday, April 20, 2004, at 4:30 p.m. CDT, for the following purposes:
1.	To re-elect two directors; and
2.	To ratify the Audit Committee's selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2004; and
3.	To transact such other business as may properly come before the Meeting or any continuances of it.

The nominees for re-election as directors are Ted H. Welch and Richard F. LaRoche, Jr. They currently serve as directors of the Company.

The Board of Directors has fixed the close of business on Friday, February 20, 2004, as the record date (the "Record Date") for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the re-election of Messrs. Welch and LaRoche, and FOR ratification of the Audit Committee's selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2004. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

By Order of the Board of Directors,

Richard F. LaRoche, Jr.
Secretary

March 19, 2004

Murfreesboro, Tennessee
NATIONAL HEALTH INVESTORS, INC.
100 Vine Street, Suite 1200
Murfreesboro, Tennessee 37130

PROXY STATEMENT

THIRTEENTH ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2004

The accompanying proxy is solicited by the Board of Directors of National Health Investors, Inc. to be voted at the Annual Meeting of the Shareholders to be held on Tuesday, April 20, 2004, commencing at 4:30 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at the City Center, 14th Floor, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 19, 2004, to all shareholders of record on February 20, 2004 (the "Record Date").

A copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2003, including audited financial statements, is also enclosed.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation, or (ii) your proxy bearing a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person thereby canceling the proxy.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of a director will have the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The Board of Directors has fixed the close of business on Friday, February 20, 2004, as the Record Date. The outstanding voting securities of the Company as of December 31, 2003, consisted of 26,770,123 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the Record Date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon (a) filings made by the persons or entities identified below with the Securities and Exchange Commission (the "SEC") or (b) a Special Security Listing report from The Depository Trust Company. Except as set forth below, on December 31, 2003, no person was known to us to own beneficially more than 5% of the outstanding Common Stock:
Name and Address	Shares Beneficially Owned at	Percent of Outstanding
	Dec. 31, 2003	Shares on Dec. 31, 2003 (1)
W. Andrew Adams	2,641,574	9.9%
100 Vine Street, Suite 1400
Murfreesboro, TN 37130
Morgan Stanley DW Inc.	1,634,382 (2)	6.1%
C/O ADP Proxy Services
Edgewood, NY 11717
National Financial Services LLC	1,685,409 (2)	6.3%
200 Liberty Street
New York City, NY 10281
State Street Bank & Trust Co.	1,806,742 (2)	6.7%
1776 Heritage Dr.
No. Quincy, MA 02171
(1) This is ownership as defined by the SEC and not as defined in real estate investment trust regulations.
(2) Information obtained from a Special Security Listing report from The Depository Trust Company dated 12/31/03.

PROPOSAL I
ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the April 20, 2004 Meeting, two directors have been nominated for re-election, each for a term of three years or until their successors are duly elected and qualified.

The Board's Nominating Committee has nominated Messrs. Ted H. Welch and Richard F. LaRoche, Jr., current directors of the Company, for reelection. Unless authority to vote for the election of these directors has been specifically withheld, your proxy holder intends to vote for the election of Messrs. Welch and LaRoche to hold office as directors each for a term of three years or until their successors have been duly elected and qualified.

If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

The following information (on the next page) is about the nominees, other Board members and executive officers:
				Common Stock
			Expiration of term as	Beneficially Owned at	Percent of Shares
Name	Age	Position	Director (1) or Officer (2)	12/31/03(3)	Outstanding 12/31/03
W. Andrew Adams	58	Director, President	2005	2,641,574	9.9%
100 Vine St., Ste. 1400
Murfreesboro, TN 37130
Richard F. LaRoche, Jr.	58	Director, Secretary	2004	574,476	2.1%
2103 Shannon Drive
Murfreesboro, TN 37129
Robert A. McCabe, Jr.	53	Director	2005	10,028	*
211 Commerce St., Ste. 300
Nashville, TN 37201
Robert T. Webb	59	Director	2006	184,062	*
141 E. MTCS Road
Murfreesboro, TN 37129
Ted H. Welch	70	Director	2004	66,727	*
611 Commerce St., Ste. 2920
Nashville, TN 37203
Robert G. Adams	57	Vice President		393,726	1.5%
100 Vine St., Ste. 1400
Murfreesboro, TN 37130
Donald K. Daniel	57	Vice President &	-	149,952	*
100 Vine St., Ste. 1200		Controller
Murfreesboro, TN 37130
Kenneth D. DenBesten	51	Vice President,	-	61,216	*
100 Vine St., Ste. 1200		Finance
Murfreesboro, TN 37130
Charlotte A. Swafford	56	Treasurer	-	449,951	1.7%
100 Vine St., Ste. 1100
Murfreesboro, TN 37130
All Directors and Exec. Officers				4,531,712	16.9%
as a group-9 people
* Less than 1%
(1) All directors except Mr. McCabe were first elected in 1991. Mr. McCabe was initially elected in 2001.
(2) All officers serve one year terms.
(3) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are 30,000 shares to Mr. W. A. Adams, 20,000 to Mr. R. Adams, 35,000 to Mr. LaRoche, 10,000 to Mr. McCabe, 30,000 to Mr. Webb, 60,000 to Mr. Welch, 10,000 each to Mr. Daniel and Ms. Swafford, and 20,000 to Mr. DenBesten, which may be acquired upon the exercise of stock options granted under the Company's 1997 Stock Option Plan.

W. Andrew Adams has been President and a director of the Company since its inception in 1991. Mr. Adams has also been President and a director of National HealthCare Corporation ("NHC"), the Company's Investment Advisor, since 1974. He has also served in these positions for National Health Realty, Inc. ("NHR") since 1997. Mr. Adams serves on the Board of Directors of SunTrust Bank in Nashville, Tennessee, and Assisted Living Concepts, Inc. in Portland, Oregon. He received his B.S. and M.B.A. degrees from Middle Tennessee State University. He is the brother of Robert G. Adams.

Richard F. LaRoche, Jr. has served as Secretary and a director of the Company since its inception in 1991. Mr. LaRoche has also been Secretary and General Counsel of NHC since 1971 and Senior Vice President of NHC from 1986 through May 2002. He served in similar positions with National Health Realty, Inc. Mr. LaRoche is a board member of NHC, Z-Tel Technologies, Inc. (Audit Committee member). He received a J.D. from Vanderbilt University and an A.B. from Dartmouth College. Mr. LaRoche retired from management responsibilities with NHC, NHI and NHR in May 2002.

Robert A. McCabe, Jr. has served as a director of the Company since February 2001. Mr. McCabe is currently Chairman of Pinnacle Financial Partners in Nashville, Tennessee, but spent substantially all of his business life (March 1976 - October 1999) as a senior officer of First American National Bank or its subsidiaries. His most recent positions were as Vice Chairman of the holding company and President of First American Enterprises. Mr. McCabe received his MBA from the University of Tennessee and graduated from the Advanced Management Program of Harvard Business School. He serves on the Board of Directors of the Nashville Symphony, Chamber of Commerce, Boy Scouts of America, Ensworth School, Cheekwood Association and SSC Service Solutions. Mr. McCabe is Chairman of NHI's Audit Committee, and is a member of both the Compensation Committee and the Nominating and Corporate Governance Committee.

Robert T. Webb has served as a director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings and rental properties in the Middle Tennessee area and is a subdivision developer. Additionally, Mr. Webb is the President and principal owner of Webb's Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. He attended David Lipscomb College and received a B.A. in business marketing from Middle Tennessee State University in 1969. Mr. Webb is a member of NHI's Audit Committee, and is a member of both the Compensation Committee and the Nominating and Corporate Governance Committee.

Ted H. Welch has served as a director of the Company since its inception in 1991. Mr. Welch serves on the Board of Directors of American Constructors, Inc., FirstBank, SSC Service Solutions and the U.S. Chamber of Commerce. Mr. Welch received a B.S. from the University of Tennessee at Martin, attended the Graduate School of Management at Indiana University, and has received an Honorary Doctorate degree from Freed-Hardeman University. Mr. Welch is a member of NHI's Audit Committee, and is a member of both the Compensation Committee and the Nominating and Corporate Governance Committee.

Robert G. Adams, brother of W. Andrew Adams, has served as Vice President since 1997. Mr. Adams is the Chief Operating Officer of NHC and serves on NHC's and NHR's Boards of Directors. He is responsible for oversight of all company due diligence reports and financial proformas. He received a B.S. degree from Middle Tennessee State University.

Donald K. Daniel (Vice President & Controller) joined NHC, the Company's Investment Advisor, in 1977 as Controller, and has served NHI in that capacity since 1991. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Kenneth D. DenBesten (Vice President, Finance) has served as Vice President, Finance since 1992. From 1987 to 1992 he was employed by Physicians Health Care, most recently as Chief Operating Officer. From 1984 to 1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

Charlotte A. Swafford (Treasurer) has been Treasurer of NHC, the Company's Investment Advisor, since 1985, and has served NHI in that capacity since 1991. She joined NHC in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

The following other NHC employees have material involvement with the Company:

Kristin S. Gaines (Assistant Vice President, Finance) has been with NHC since 1998, but works full time on behalf of NHI. She oversees portfolio compliance and reports on those issues monthly to NHC's "NHI Advisory Committee" and quarterly to the NHI Board of Directors. She has a B.B.A. and an M.B.A. from Middle Tennessee State University.

Kevin Pascoe (Credit Analyst) joined NHC in 2003, but works full time on behalf of NHI. He has a B.B.A. and an M.B.A. from Middle Tennessee State University.

Kimberly Ouimet (Administrative Assistant) has been with NHC since 2001, but works full time on behalf of NHI.

Board of Directors and Committees of the Board

The Board of Directors held seven meetings during 2003. All directors were present at the meetings of the Board and committees on which they served. The Company strongly urges, but does not require, directors to attend the Annual Meeting, and at the 2003 Annual Meeting all directors were in attendance. The Board has identified Messrs. Welch, McCabe and Webb as independent directors, and all three serve on the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee; however, the Compensation Committee did not meet in 2003 since it currently has no responsibilities. The Company contracts with NHC to act as its Investment Advisor, one responsibility of which is to employ and compensate all officers and employees. The Nominating and Corporate Governance Committee met in early 2004 to nominate the slate of directors for election at the Annual Meeting.

On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002 (the "S/O Act") which has imposed new responsibilities on the Audit Committee, chief among which is the requirement that the Audit Committee appoint, compensate (out of Company funds), and provide oversight of the work of the independent auditors. Additionally, the S/O Act created an independent accounting oversight board to oversee the conduct of auditors of public companies such as ours. This board may promulgate additional requirements for the Audit Committee.

Although the New York Stock Exchange ("NYSE") listing rules already required most of the following, the S/O Act mandates that Audit Committee members be both independent of management and rely solely on director's compensation for their work, with no ability to otherwise receive remuneration from the Company. The S/O Act requires Audit Committees to promulgate procedures to receive and address complaints regarding accounting, internal control, or auditing issues. At the NHI Board's January 23, 2003 meeting, the Board adopted a Restated Audit Committee Charter and adopted the NHC Valuelines as explained in more detail in this proxy under "Shareholder Communications." Additionally, on January 26, 2004, the Board adopted charters for the Compensation Committee and the Nominating and Corporate Governance Committee. The charters of all three committees meet, in our opinion and the opinion of outside counsel, all current and reasonably anticipated requirements of the S/O Act, SEC regulations and NYSE Listing Rules. The three committee charters and committee notification procedures may be found on NHI's website: www.nhinvestors.com.

Finally, we note that all three members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meet the S/O Act, SEC and NYSE definition of "independent board member"; additionally, the chairman of the Audit Committee, Mr. McCabe, meets the SEC's definition of "Audit Committee financial expert," and all three members are "financially literate" as required by the NYSE rules.

COMMITTEE REPORTS

The Audit Committee, which met formally four times in 2003, has filed the following report for inclusion in this proxy:

Report of the Audit Committee

During 2003 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Audit Committee engaged Ernst & Young LLP for the quarterly 2003 reviews and the December 31, 2003 audit. Additionally, during 2003, as the result of the reclassification of the Company's 2001 financial statements to reflect certain operations as discontinued operations, the Audit Committee engaged Ernst & Young LLP to re-audit the Company's 2001 financial statements. The Company's independent auditors are responsible for expressing an opinion on the conformity of NHI's audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, which are included in the materials accompanying this proxy. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as required by SEC and NYSE rules. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The aggregate fees billed for 2003 for each of the following categories of services are set forth below:
	2002	2003
Audit Fees (review of the Company's quarterly financial statements and audit of annual financial statements)	$82,200	$87,000
Audit Fees (re-audit of 2001 annual financial statements)	-	$34,000
Audit-Related Fees (assurance and related services to the audit)	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All other services	-0-	-0-

The Audit Committee has adopted, as its required Pre-Approval Procedure for utilization of the Independent Auditor for any purpose other than the independent audit, a resolution requiring the full Audit Committee to pre-approve any transaction with the Independent Auditors.

In reliance on the reviews and discussions referred to above and the Restated Audit Committee Charter and legal requirements applicable for 2003, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission and distribution to our shareholders.

Submitted by the National Health Investors, Inc. Audit Committee.

Robert A. McCabe, Jr., Chairman
Robert T. Webb
Ted H. Welch

The Compensation Committee did not meet during 2003 since all compensation was determined by the Company's Investment Advisor. The Compensation Committee adopted a formal charter complying with NYSE rules on January 26, 2004, and has published this charter on our website.

The Nominating and Corporate Governance Committee was formed on January 26, 2004, and held one meeting that day which resulted in the nomination of Messrs. Welch and LaRoche for reelection to the Board. The Committee's nominees were assessed and chosen in accordance with the Committee charter principles, which charter is published on our website.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY COMPENSATION PLAN INFORMATION, AND CERTAIN TRANSACTIONS

Cash Compensation

Independent directors and directors not holding managerial positions with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $2,500 per meeting attended, plus options to purchase 15,000 shares of Company stock based on the closing price of NHI the day of its Annual Shareholders Meeting. This automatic grant of options to non-employee directors has previously been approved by our shareholders. Additionally, the Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

Except for Mr. LaRoche, the Company's executive officers were also employees of NHC for 2003. Mr. LaRoche retired from employment with and managerial responsibilities to NHC in May 2002. Their compensation is determined solely by NHC, which allocates a portion of their annual compensation to the Company. Payment of the allocated amount by the Company is credited against the Advisory Fee earned by NHC. No executive officer has yet been allocated any compensation for 2003. W. Andrew Adams, Robert G. Adams, Mr. LaRoche, Mr. Daniel and Ms. Swafford received $850,000, $600,000, $425,000, $250,000 and $325,000 respectively as compensation from or on behalf of the Company for 2002. W. Andrew Adams, Robert G. Adams, Mr. LaRoche, Mr. Daniel and Ms. Swafford received $250,000, $200,000, $200,000, $100,000 and $155,000 respectively as compensation from or on behalf of the Company for 2001. The Company paid no other perquisites or bonuses to its executive officers. Because NHC sets the salaries of the Company's executive officers, the Company's Compensation Committee does not issue a Compensation Committee Report for proxy statements.

Equity Compensation Plan Information
Number of securities remaining available
	Number of securities to be issued	Weighted-average exercise	for future issuance under equity
	upon exercise of outstanding	price of outstanding options,	compensation plans [excluding securities
Plan Category	options, warrants and rights	warrants and rights	reflected in column(a)]
	(a)	(b)	(c)
Equity compensation plans approved	257,500	$15.94	235,800
by security holders (1997)
Equity compensation plans not	None	N/A	N/A
approved by security holders
Total	257,500	-	235,800

The Company's grant or issuance of an incentive stock option under the 1997 Stock Option Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased, pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread"), would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

Director and Officer Options

The 1997 Stock Option Plan provides an automatic grant to each non-employee director of an option to purchase 15,000 shares of Common Stock on the date of the Annual Shareholders' Meeting at the then fair market value. The 1997 Stock Option Plan was approved by shareholder vote and is referred to as the "Plan". The Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under the Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock are changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

Pursuant to the automatic grant provisions of the Plan, three non-employee directors have each received options to purchase shares at $24.25 in 1999, $10.13 in 2000, $9.96 in 2001, $14.72 in 2002, and four non-employee directors received options at $16.35 in 2003. The non-employee directors have exercised 15,000 of the 2000 grants, 45,000 of the 2001 grants, 30,000 of the 2002 grants, 5,000 of the 2003 grants, and none of the 1999 grants. The 1998 option grants expired and none were exercised.

On October 26, 1999, the Company awarded options on 145,000 shares at the then fair market value of $14.50 per share to key NHC employees from the 1997 Stock Option Plan. None of the 1997 Stock Option grants have been exercised by NHC employees. Of the original 1,000,000 shares available under the 1997 Plan, 235,800 are available for future grants.

Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1997 Option Plan as of December 31, 2003, for the Company's executive officers. Table C sets forth information regarding options outstanding and exercised during 2003 for the executive officers, all non-employee directors and all other NHC employees as a group. The Company has not granted any SARs and has never repriced any options.
TABLE A [Omitted, None granted.]
Option/SAR Grants in Last Fiscal Year [12-31-03]
TABLE B
Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
			Number of Securities Underlying	Value of Unexercised in-the-Money
	Shares Acquired	Value Realized	Unexercised Options/SARs at Fiscal	Options/SARs at Fiscal Year-End
Name	on Exercise (#)	($)	Year-End (#) Exercisable	($) Exercisable
W. Andrew Adams	-0-	-0-	30,000	311,400
Robert G. Adams	-0-	-0-	20,000	207,600
Donald K. Daniel	-0-	-0-	10,000	103,800
Kenneth D. DenBesten	-0-	-0-	20,000	207,600
Richard F. LaRoche, Jr.	-0-	-0-	35,000	335,550
Charlotte A. Swafford	-0-	-0-	10,000	103,800

TABLE C
	Shares Under	Expiration	Options Exercised:	Remaining	Exercise
Name of Participant	Option: 2003	Date	2003	Options	Price
W. Andrew Adams	30,000	10/25/2005	-0-	30,000	$14.50
Robert G. Adams	20,000	10/25/2005	-0-	20,000	$14.50
Donald K. Daniel	10,000	10/25/2005	-0-	10,000	$14.50
Kenneth D. DenBesten	20,000	10/25/2005	-0-	20,000	$14.50
Richard F. LaRoche, Jr.	20,000	10/25/2005	-0-	20,000	$14.50
	15,000	4/23/2008	-0-	15,000	$16.35
Charlotte A. Swafford	10,000	10/25/2005	-0-	10,000	$14.50
All Executive Officers	110,000	10/25/2005	-0-	110,000	$14.50
(6 persons)	15,000	4/23/2008	-0-	15,000	$16.35
All Independent Directors	30,000	4/25/2004	-0-	30,000	$24.25
(3 persons)	15,000	5/24/2005	-0-	15,000	$10.13
	15,000	4/25/2006	15,000	-0-	$ 9.96
	30,000	4/15/2007	15,000	15,000	$14.72
	45,000	4/23/2008	5,000	40,000	$16.35
All Other NHC Employees (11 persons)	32,500	10/25/2005	-0-	32,500	$14.50

The Company had implemented an option exercise loan guaranty program, the original purpose of which was to facilitate directors and key employees (of either NHI or the Investment Advisor) in exercising options to purchase NHI common stock. Each director and key employee to whom options to purchase NHI common shares have been granted were eligible to have up to $100,000 per year of loans made from commercial banking institutions, the proceeds of which were to be used to exercise NHI options, guaranteed by NHI. The guarantee was structured as follows: Option holders pledged to NHI 125% of the loan amount in publicly traded stock as additional collateral for the guarantee; the option holder personally guaranteed the loan to the bank and indemnified NHI for any loss or liability on its guaranty; the interest rate charged by the bank and all expenses pertaining to the loan were to be borne by the director or employee, and the maximum aggregate outstanding amount of loan guarantees was $5,000,000. Although the facility had a one-year term, the guarantee continued for five years, and was renewable at the discretion of the directors. This program was discontinued effective August 1, 2002. Pursuant to the congressionally enacted Sarbanes-Oxley Act of 2002, federal law now prohibits such option financing (or other company loans or credit arrangements) for all NHI executive officers and directors, other than notes outstanding on July 30, 2002, which may not be extended or altered after that date. The Board has terminated the Option Exercise Loan Guaranty Program and all previously outstanding loans to executive officers and directors were paid in full prior to December 31, 2002.

Section 16(a) Disclosure Compliance

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and to file the forms with the SEC within two days of the transaction. The Company monthly reminds its officers and directors of this requirement.

To the Company's knowledge, based on review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that during 2003 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were fulfilled.

Investment Advisor

The Company has entered into an Advisory Administrative Services and Facilities Agreement (the "Advisory Agreement") with NHC as Advisor under which NHC will provide management and advisory services during the term of the Advisory Agreement.

Under the terms of the Advisory Agreement, NHC, as Advisor, agrees to use its best efforts:

a) To present to the Company a continuing and suitable investment program consistent with the investment policy of the Company as adopted by the directors from time to time;

b) To manage the day-to-day affairs and operations of the Company, including the employment of and compensation to all personnel; and

c) To provide administrative services and facilities appropriate for such management.

In performing its obligations under the Agreement, the Advisor is subject to the supervision of and policies established by the Company's Board of Directors.

The Advisory Agreement was for a stated term which expired December 31, 1996, and is currently cancelable without cause on 90 days notice and by the Company for cause at any time.

For its services under the Advisory Agreement, the Advisor is entitled to annual compensation of $1,625,000 payable in monthly installments of $135,417. Salaries or bonuses paid by the Company to its executive officers are credited against these installments. From 1993 and later years in which Per Share Funds From Operations of the Company exceed Per Common Share Funds From Operations during 1992, the $1,625,000 annual compensation increases by the same percentage that Per Common Share Funds From Operations in such later years exceed those in 1992. $2,502,000 was earned in 2003. The Advisory Agreement conditions payment of such annual compensation in any year upon the Company's having Funds From Operations ("FFO") in such year sufficient to enable the Company to pay from FFO annual dividends of at least $2.00 per share. The Board amended the Advisory Agreement in February 2001 to eliminate the previous requirement that not only must FFO (as defined in the Agreement) equal $2.00, but also that a dividend in that amount be paid. Unpaid compensation will accrue together with interest at Prime + 2 percentage points to be paid in later years to the extent that FFO exceeds the dividend requirements. All payments are current.

Comparison of Cumulative Total Return

Since the Company's creation in October 1991, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies (NAREIT Hybrid) is as shown in the graph on the last page of this proxy statement.
PROPOSAL II
RATIFICATION OF APPOINTMENT OF AND
RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2004. Although a shareholder vote is not required, the Board submits this firm for approval by the shareholders. Ernst & Young LLP audited the Company's financial statements for the year ended December 31, 2003.

If the shareholders do not ratify the selection of Ernst & Young LLP, the selection of the independent auditors will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select different independent auditors for the Company. The Audit Committee retains the power to select another firm as independent auditors for the Company to replace the firm whose selection was ratified by the Company's shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting and will be given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the "NHC Valuesline" program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHI executive officers, and NHI directors. The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who will transmit the communication to the Compliance Officer and establish a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Office of General Counsel, who will coordinate any necessary communication and response.

SHAREHOLDER PROPOSALS

October 1, 2004 is the date by which proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by us for inclusion in our Proxy Statement and form of proxy. Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHI website (www.nhinvestors.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like), the Restated Audit Committee Charter, the Compensation Committee Charter and the Charter of the Nominating and Corporate Governance Committee. The NHI Code of Ethics is also located on the website. Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last three years can be accessed through the press release page. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
Richard F. LaRoche, Jr., Secretary

March 19, 2004

Murfreesboro, Tennessee

NATIONAL HEALTH INVESTORS, INC.

Comparison of Cumulative Total Return

	1998	1999	2000	2001	2002	2003
NHI	100.0	69.2	40.6	81.4	97.5	164.4
S&P 500	100.0	121.0	110.0	96.9	75.5	97.2
NAREIT-Hybrid	100.0	64.1	71.6	107.9	133.0	207.7

Assumes $100 inv. 12/31/98 in NHI, S&P 500 and NAREIT-Hybrid.

PROXY
NATIONAL HEALTH INVESTORS, INC.
100 Vine Street, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints W. Andrew Adams and/or Richard F. LaRoche, Jr. as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Investors, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 100 Vine Street, 14th Floor, Murfreesboro, Tennessee, on Tuesday, April 20, 2004, at 4:30 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR I AND II.

I. ELECTION OF DIRECTORS	___ For nominee listed below: Ted H. Welch	___ Withhold Authority to vote for the nominee listed to the left.

	___ For nominee listed below: Richard F. LaRoche, Jr.	___ Withhold Authority to vote for the nominee listed to the left.

II. PROPOSAL TO RATIFY THE AUDIT COMMITTEE'S SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR
____ FOR	____ AGAINST	____ ABSTAIN
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

*******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: __________________________
_________________________________________
Signature
_________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.